EXHIBIT 10 (a)

                         SUMMARY OF

   SOTHEBY'S HOLDINGS, INC. DIRECTOR STOCK OWNERSHIP PLAN


Pursuant to resolutions of the Board of Directors establishing the Sotheby's Holdings, Inc. Director Stock
Ownership Plan, each Non-Executive Director will receive, as part of his annual retainer, 750 shares of the Company's
Class A Limited Voting Common Stock.